UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38129	04-3562403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 498-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MRSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2022, Mersana Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC as agent (“Cowen”) pursuant to which the Company may issue and sell shares of its common stock, $0.0001 par value per share, having an aggregate offering price of up to $100,000,000 (the “Shares”), from time to time through Cowen (the “Offering”). On February 28, 2022, the Company filed a prospectus supplement with the Securities and Exchange Commission in connection with the Offering (the “Prospectus Supplement”) under its existing Registration Statement on Form S-3 (File No 333-260895), which became effective on November 18, 2021 (the “Registration Statement”).

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cowen may sell the Shares by any method permitted by law deemed to be an “at the market offering” (the “Offering”) as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Global Select Market or on any other existing trading market for the Company’s common stock.

The Company will designate the maximum amount of common stock to be sold through Cowen in any placement under the Offering. Subject to the terms and conditions of the Sales Agreement, Cowen has agreed to use its commercially reasonable efforts to sell on the Company’s behalf all of the Shares of common stock requested to be sold by the Company. The Company may instruct Cowen not to sell common stock if the sales cannot be effected at or above a price designated by the Company in a placement notice. The Company or Cowen may suspend the offering of the Shares being made through Cowen under the Sales Agreement upon proper notice to the other party. The Company and Cowen each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The Sales Agreement provides that Cowen will be entitled to aggregate compensation for its services up to 3% of the gross sales price per share of all Shares sold through Cowen under the Sales Agreement. The Company has no obligation to sell any Shares under the Sales Agreement. The Company has agreed in the Sales Agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act.

The Shares will be offered and sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, relating to the Shares being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Sales Agreement dated February 28, 2022 by and between the Company and Cowen and Company, LLC.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERSANA THERAPEUTICS, INC.

Date: February 28, 2022	By:	/s/ Brian DeSchuytner
Brian DeSchuytner
Chief Financial Officer